EXHIBIT 10.7

      ADVISORY AGREEMENTS DATED APRIL 07, 2005 AND APRIL 26, 2005 BETWEEN
                   GREEN STONE INVESTMENT & CONSULTANTS LTD.
                    AND HENAN ZHONGPIN FOOD SHARE CO., LTD.

             Green Stone Investment & Consultants Ltd. ("Green Stone"), a company based in Beijing, China, with Yousu LIN, Qian WANG and Yunchun WANG as its principals, is to render financial and management consulting services to Henan Zhongpin Food Share Co., Ltd. (the "Company"). Such services include strategic planning, organizational restructuring, assistance in the preparation of business plans, new business development, improvements on corporate governance, preparation for financial audits and recruitment of suitable independent board members on behalf of the Company as well as assisting the Company in new business development.

         For such services to be rendered, Green Stone Investment & Consultants Co., Ltd. and its three principals, Yousu LIN, Qian WANG and Yunchun WANG collectively will receive (1) $100,000.00, (2) 1,500 shares of Falcon Link Investment Ltd., and (3) a success fee of 1.5% based on new capital to be raised by the Company due to the efforts of Green Stone will be paid upon the Company's receipt of such capital.